As filed with the U.S. Securities and Exchange Commission on July 13, 2026

Registration No. 333-297282

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S‑1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Syntiant Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number) 7555 Irvine Center Drive Suite 200 Irvine, California 92618 (949) 774-4887	82-1236867 (I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kurt Busch

Chief Executive Officer

7555 Irvine Center Drive

Suite 200

Irvine, California 92618

(949) 774-4887

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Tad J. Freese, Esq. Kathleen M. Wells, Esq. Benjamin A. Potter, Esq. Brent T. Epstein, Esq. Latham & Watkins LLP 801 Jefferson Avenue, Suite 300 Redwood City, California 94063 (650) 328‑4600	Copies to: Robert M. Saman, Esq. Chief Legal Officer and General Counsel Syntiant Corp. 7555 Irvine Center Drive Suite 200 Irvine, California 92618 (949) 774-4887	Byron B. Rooney, Esq. Elizabeth W. LeBow, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non‑accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Syntiant Corp. is filing this Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-1 (File No. 333-297282) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

See the Exhibit Index attached to this registration statement, which Exhibit Index is incorporated herein by reference.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement
2.1†#**	Purchase and Sale Agreement between Knowles Corporation and Syntiant Corp., dated as of September 18, 2024
3.1**	Amended and Restated Certificate of Incorporation, as amended, as currently in effect
3.2*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated , 2026
3.3*	Form of Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the completion of this offering
3.4**	Bylaws, as currently in effect
3.5**	Amendment to the Bylaws, as currently in effect
3.6*	Form of Amended and Restated Bylaws, to be in effect immediately prior to the completion of this offering
4.1	Reference is made to Exhibits 3.1 through 3.5
4.2*	Form of Class A Common Stock Certificate
4.3*	Form of Class B Common Stock Certificate
4.4†#**	Amended and Restated Investors’ Rights Agreement, dated as of December 20, 2024, by and among the Registrant and the investors listed therein
4.5#**	Common Stock Warrant (February 3, 2026)
4.6#**	Common Stock Warrant (February 23, 2021)
4.7#**	Common Stock Warrant (April 26, 2024)
4.8#**	Series D-1 Preferred Stock Warrant (December 27, 2024)
4.9#**	Series D-1 Preferred Stock Warrant (December 20, 2024; January 17, 2025; June 27, 2025; January 9, 2026; January 30, 2026; March 20, 2026)
5.1*	Opinion of Latham & Watkins LLP
10.1†#**

Loan and Security Agreement by and among Syntiant Corp., Pilot AI Labs, Inc., Syntiant Taiwan LLC, Syntiant Holdings LLC, Ocean II PLO LLC, as administrative and collateral agent, and the lenders party thereto, dated as of December 27, 2024

10.2**

First Amendment to Loan and Security Agreement by and among Syntiant Corp., Pilot AI Labs, Inc., Syntiant Taiwan LLC, Syntiant Holdings LLC, Syntiant Malaysia Logistics Sdn. Bhd., Syntiant Malaysia Manufacturing Sdn. Bhd., Ocean II PLO LLC, as administrative and collateral agent, and the lenders party thereto, dated February 3, 2026

10.3#**

Limited Waiver and Consent by and among Syntiant Corp., Pilot AI Labs, Inc., Syntiant Taiwan LLC, Syntiant Holdings LLC, Syntiant Malaysia Logistics Sdn. Bhd., Syntiant Malaysia Manufacturing Sdn. Bhd., Ocean II PLO LLC, as administrative and collateral agent, and the lenders party thereto, dated May 11, 2026

10.4†#**

Seller Loan and Security Agreement by and among Syntiant Corp., Pilot AI Labs, Inc., Syntiant Taiwan LLC, Syntiant Holdings LLC and Knowles Corporation, as administrative agent and collateral agent, dated as of December 27, 2024

10.5**

First Amendment to Seller Loan and Security Agreement by and among Syntiant Corp., Pilot AI Labs, Inc., Syntiant Taiwan LLC, Syntiant Holdings LLC, Syntiant Malaysia Logistics Sdn. Bhd., Syntiant Malaysia Manufacturing Sdn. Bhd. and Knowles Corporation, as administrative agent and collateral agent, dated as of February 3, 2026

10.6#**

Second Amendment, Limited Waiver and Consent to Seller Loan and Security Agreement by and among Syntiant Corp., Pilot AI Labs, Inc., Syntiant Taiwan LLC, Syntiant Holdings LLC, Syntiant Malaysia Logistics Sdn. Bhd., Syntiant Malaysia Manufacturing Sdn. Bhd. and Knowles Corporation, as administrative agent and collateral agent, dated as of May 11, 2026

Exhibit Number	Exhibit Description
10.7†**	Manufacturing Services Agreement between Knowles Electronics (Suzhou) Co. Ltd. and Syntiant Manufacturing (Suzhou) Co., Ltd., dated December 27, 2024
10.8†**	Product Supply Agreement between Knowles Electronics (Malaysia) Sdn. Bhd. and Syntiant Malaysia Manufacturing Sdn. Bhd., dated December 27, 2024
10.9†#**	Intellectual Property License Agreement between Knowles Corporation and Syntiant Corp., dated December 27, 2024
10.10†#**	Lease between Irvine Business Center LLC and Syntiant Corp., dated July 2, 2022
10.11#**	First Amendment to Lease between Irvine Business Center LLC and Syntiant Corp., dated March 17, 2025
10.12**	Second Amendment to Lease between Irvine Business Center LLC and Syntiant Corp., dated February 13, 2026
10.13†#**	Sub-Lease Contract between Knowles Electronics (Suzhou) Co., Ltd. and Syntiant Manufacturing (Suzhou) Co., Ltd. dated April 1, 2025
10.14†#**	Facilities Agreement between Syntiant Malaysia Manufacturing Sdn. Bhd. and Nationgate System Sdn. Bhd., dated June 19, 2025
10.15†#**	Tenancy Agreement between Syntiant Malaysia Manufacturing Sdn. Bhd. and Nationgate System Sdn. Bhd., dated June 19, 2025
10.16†**	Supplemental Agreement to the Tenancy Agreement between Syntiant Malaysia Manufacturing Sdn. Bhd. and Nationgate System Sdn. Bhd., dated August 19, 2025
10.17†#	Foundry Production Agreement between Sony Electronics Inc. and Knowles IPC (M) Sdn. Bhd., dated January 1, 2012
10.18†	Amendment One to Foundry Production Agreement between Sony Electronics Inc. and Knowles IPC (M) Sdn. Bhd., dated November 24, 2015
10.19	Amendment between Sony Electronics Inc. and Knowles Corporation, dated February 26, 2024
10.20†	Consent and Assignment and Assumption Agreement by and among Knowles Corporation, Syntiant Corp., and Sony Electronics Inc., dated September 18, 2024
10.21+**	Syntiant Corp. 2016 Stock Incentive Plan
10.22+**	Form of Option Award Agreement under 2016 Stock Incentive Plan
10.23+**	Syntiant Corp. 2017 Equity Incentive Plan
10.24+**	Form of Option Award Agreement under 2017 Equity Incentive Plan
10.25+**	Form of Restricted Stock Unit Award Agreement under 2017 Equity Incentive Plan
10.26*+	Syntiant Corp. 2026 Equity Incentive Plan
10.27*+	Form of Option Award Agreement under 2026 Equity Incentive Plan
10.28*+	Form of Restricted Stock Unit Award Agreement under 2026 Equity Incentive Plan
10.29*+	Syntiant Corp. Employee Stock Purchase Plan
10.30*+	Non-Employee Director Compensation Program
10.31*+	Form of Severance and Change in Control Agreement
10.32+**	Form of Indemnification Agreement
10.33*	Exchange Agreement, by and among the registrant and the stockholders listed therein
16.1**	Letter of Baker Tilly US, LLP Regarding Change in Registered Accounting Firm
21.1**	List of subsidiaries of the Registrant
23.1**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (reference is made to the signature page to the Registration Statement)
107.1**	Filing Fee Table

* To be filed by amendment.

** Previously filed.

+ Indicates a management contract or compensatory plan or arrangement.

† Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K because they are both not material and are the type that the Registrant treats as private or confidential.

# Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant undertakes to furnish a copy of all omitted schedules and exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 13, 2026.

SYNTIANT CORP.

By:	/s/ Kurt Busch
Name: Kurt Busch
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kurt Busch	Chief Executive Officer and Director (Principal Executive Officer)	July 13, 2026
Kurt Busch

/s/ Ron Shelton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 13, 2026
Ron Shelton

*	Director	July 13, 2026
Edward Frank

Director
Jeremy Holleman

*	Director	July 13, 2026
Anthony Lin

Director
Anand Kamannavar

*	Director	July 13, 2026
David J. Lam

Director
Jeffrey S. Niew

*	Director	July 13, 2026
Adam Spice

*By:	/s/ Kurt Busch
Kurt Busch Attorney-in-Fact